                                                                 EXHIBIT 10.3(b)

                           MASTER MANAGEMENT AGREEMENT

      This Master Management Agreement (this "Agreement") is entered into as of the 9th day of January, 2002, by and between Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), and Inland Southern Management LLC, a Delaware limited liability company (the "Manager").

                                   WITNESSETH

      WHEREAS, the Company is currently qualified as a "real estate investment trust" (a "REIT") as defined in Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and is currently qualified to make investments of the type permitted to be made by qualified REITs under the Code and not inconsistent with the Articles of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended (such investments being referred to herein collectively as the "Properties" and individually as a "Property"); and,

      WHEREAS, the Company desires to have the Manager manage Properties and the Manager is willing to manage Properties, on the terms and conditions herein set forth;

      NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereby agree as follows:

      1. The Company hereby retains the Manager to manage Properties located in all states of the United States, except Florida, (collectively, the "Territory"). The engagement of the Manager by the Company for each Property shall be pursuant to the terms of a separate management agreement in the form of Exhibit A attached hereto (the "Management Agreement").

      2. The Manager will manage Properties acquired by the Company in the Territory according to the terms of the Management Agreement.

      3. The initial term of the Management Agreement for each Property shall commence on the date of acquisition of the Property by the Company and shall end on December 31st of the year in which such acquisition occurred, with three successive three year renewal periods occurring immediately thereafter.

      4. The parties may mutually agree to vary the terms of the Management Agreement for any or all of the Properties or to not enter into a written Management Agreement for any Property.

      5. During the Term (as defined below), the Company shall have the option at any time on or after February 12, 2002, to cause the entire business and affairs conducted by the Manager (including all of its assets) to be acquired by or consolidated into the Company in whatever form agreed upon (a "Business Combination"). The option shall be exercised by the Company's written notice to Manager ("Election Notice") and without any consent of Manager or its Managing Committee or its Members. In such event and in exchange for terminating this Agreement and all Management Agreements entered into pursuant hereto and the release or waiver of all fees payable by the Company to the Manager under the terms of the Management Agreements (except for the payment of fees due or payable under Management Agreements for services rendered by Manager until the consummation of a Business Combination), Manager or its Members will receive in connection with a Business Combination, a determinable number of shares of the common stock of the Company as calculated below (the "Shares").

      6. The number of Shares to be issued by the Company to the Manager or its Members, as the case may be, shall be determined as follows: The net income of the Manager for the six (6) month period immediately preceding the month in which the Election Notice is given to Manager, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized (the "Annual Net Income"). The Annual Net Income shall then be multiplied by ninety percent (90%) and then divided by the "Funds from Operations per Weighted Average Share" of the Company. "Funds from Operations per Weighted Average Share" shall be equal to the annualized Funds from Operations, on the basis of four (4) times the Funds from Operations for the quarter immediately preceding the date the Election Notice is given to Manager, per weighted average Share of the Company for such quarter as stated in the quarterly report on Form 10-Q of the Company given to its shareholders for such quarter. The resulting quotient shall constitute the number of Shares to be issued by the Company to the Manager or its Members, with delivery thereof and the closing of the Business Combination to occur within ninety (90) days after the date the Election Notice is given to Manager. Any such transaction will occur, if at all, only if the Board of Directors of the Company obtains a fairness opinion from an investment banking or valuation firm to the effect that the consideration to be paid for the Business Combination is fair, from a financial point of view, to the Company.

      7. The Manager shall pay for the cost of the net income audit to determine Annual Net Income. The Company shall pay for the cost of the fairness opinion.

      8. This Agreement shall be binding on successors and permitted assigns of the parties. Except for an assignment of this Agreement by Manager to a Conversion Entity, this Agreement may not be assigned by either party without the prior written consent of the other party. A Conversion Entity is a corporation created by the conversion of Manager from a limited liability company to a corporation. In the event of the assignment of this Agreement to a Conversion Entity, the terms "Managing Committee" and "Members" used herein shall be read as "Board of Directors" and "shareholders", respectively. The Term of this Agreement shall begin as of the date hereof and shall end on the earlier to occur of (a) consummation of a Business Combination, or (b) December 31, 2020. The Company shall not take any action to terminate this Agreement solely for the purpose of avoiding a Business Combination, such as in anticipation of the listing of the Shares on a national stock exchange or their inclusion in a national market system.

      9. All notices, requests or demands to be given under this Agreement from one party to the other, including without limitation the Election Notice (collectively, "Notices"), shall be in writing and shall be given by personal delivery, or by a nationally recognized overnight courier service for next Business Day delivery (or Saturday delivery, if desired) at the other party's address set forth below. Notices given by personal delivery (i.e. by the sending party or a messenger) shall be deemed given on the date of delivery. Notices given by overnight courier service shall be deemed given upon deposit with the overnight courier service. Receipt by a receptionist, or by any person in the employ of such party, shall be deemed actual receipt by the party of Notices. The term Business Day means any day other than Saturday, Sunday or any other day on which banks are required or are authorized to be closed in Chicago, Illinois. The parties' addresses are as follows:

                  THE COMPANY:

                  Inland Retail Real Estate Trust, Inc.
                  2901 Butterfield Road
                  Oak Brook, IL 60523
                  Attn:  President

                  THE MANAGER:

                  Inland Southern Management LLC
                  2901 Butterfield Road
                  Oak Brook, IL 60523
                  Attn: President

      A party's address for notice may be changed from time to time by notice given to the other party in the manner herein provided for giving notice.

      WHEREFORE, the undersigned have executed this Agreement by their duly authorized officers as of the date first above written.

                                          THE COMPANY:

                                          Inland Retail Real Estate Trust, Inc.

                                          By: /s/ Barry L. Lazarus
                                             ---------------------------------
                                                  Its: President

                                          THE MANAGER:

                                          Inland Southern Management LLC

                                          By: /s/ Thomas B. McGuinness
                                             ---------------------------------
                                                  Its: President

                                                                       EXHIBIT A

                              MANAGEMENT AGREEMENT


      IN CONSIDERATION of the mutual covenants and agreements herein contained, Inland Southeast _______________, L.L.C., a Delaware limited liability company ("OWNER") and Inland Southern Management LLC, a Delaware limited liability company ("MANAGER"), agree as follows:

      1. OWNER hereby employs the MANAGER exclusively to rent, lease, operate and manage the property commonly known as _____________________ and located in __________, _________, and legally described on Exhibit "A" attached hereto and made a part hereof (the "Premises"), upon the terms and conditions hereinafter set forth, for a term beginning on the _____ day of _____________, 2002 and ending on the _____ day of _____________, 200__ and thereafter for three successive three year renewal periods, with the first such three year renewal period commencing on _____________ of 200__ and ending on _____________ of 200__, unless on or before thirty (30) days prior to the date last above mentioned or on or before thirty (30) days prior to the expiration of any such renewal period, MANAGER shall notify OWNER in writing that it elects to terminate this Agreement, in which case this Agreement shall be thereby terminated on said last mentioned date. In addition, and notwithstanding the foregoing, OWNER may terminate this Agreement at any time upon delivery of written notice to MANAGER not less than thirty (30) days prior to the effective date of termination, in the event of (and only in the event of) a showing by OWNER of willful misconduct, gross negligence, or deliberate malfeasance by MANAGER in the performance of MANAGER's duties hereunder. In the event this Agreement is terminated for any reason prior to the expiration of its original term or any renewal term, the OWNER shall indemnify, protect, defend, save and hold the MANAGER and all of its shareholders, officers, directors, employees, MANAGERs, successors and assigns ( collectively, "Indemnified Parties") harmless from and against any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney's fees and expenses, of every kind and nature whatsoever (collectively, "Losses"), which may be imposed on or incurred by the MANAGER by reason of the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of OWNER.

      2. THE MANAGER AGREES:

      2.1 To accept the management of the Premises, to the extent, for the period, and upon the terms herein provided and agrees to furnish the services of its organization for the rental, leasing, operation and management of the Premises, and, without limiting the generality of the foregoing, the MANAGER agrees to be responsible for those specific duties and functions set forth in
Section 3 hereof. MANAGER shall be entitled at all times to manage the Premises in accordance with the MANAGER'S standard operating policies and procedures, except to the extent that any specific provisions contained herein are to the contrary, in which case MANAGER shall manage the Premises consistent with such specific provisions. MANAGER agrees to use its best efforts to maintain the highest occupancy at the highest rents for each space comprising the Premises.

      2.2 To render monthly reports for the Premises to the OWNER, to the attention of the individual and address as directed by the OWNER from time to time, and to remit to the OWNER the excess of Gross Income (as defined in Section 3.3 hereof) over expenses paid per Section 3.4 hereof ("Net Proceeds") for each month on or before the 15th day of the following month. MANAGER will remit the Net Proceeds to the OWNER at the address as stated in Section 6.1 hereof. The reports to be submitted shall consist of the MANAGER'S Commercial Income Report and Commercial Budget Variance Report, (samples of which are attached as "Exhibit B") and such other monthly, quarterly and annual reports as are customary in commercial property management relationships and as reasonably requested by OWNER in writing from time to time.

      2.3 In case the expenses paid per Section 3.4 hereof shall be in excess of the Gross Income for any monthly period, MANAGER shall notify OWNER of same and OWNER agrees to pay such excess immediately upon request from the MANAGER, but nothing herein contained shall obligate the MANAGER to advance its own funds on behalf of the OWNER. All advances by MANAGER on behalf of OWNER shall be paid to MANAGER by OWNER within ten (10) days after request.

      2.4 To prepare annualized budgets for operation of the Premises and submit same to the OWNER for approval. Such budgets shall be for planning and informational purposes only, and the MANAGER shall have no liability to the OWNER for any failure to meet any such budget. However, MANAGER will use its best efforts to operate the Premises within the approved budget. The parties acknowledge that the first such annual budget has been prepared and approved for the year commencing _________, 2001 and ending on __________, 2001.
Notwithstanding the period covered by the first annual budget, all subsequent annual budgets shall cover the period from January 1st of each year through December 31st of such year. The proposed annual budget for each calendar year shall be submitted by MANAGER to the OWNER by December 1st of the year preceding the year for which it applies. OWNER shall notify MANAGER within fifteen (15) days as to whether OWNER has approved the proposed annual budget or not. If the OWNER disapproves the proposed budget, the OWNER shall notify the MANAGER of what, specifically, OWNER disapproves of, and the OWNER and MANAGER shall make the necessary amendments to the annual budget. During the time OWNER and MANAGER are preparing these amendments, MANAGER will continue to operate the Premises according to the last approved budget. The OWNER'S approval of the annual budget shall constitute approval for the MANAGER to expend sums for all budgeted expenditures, without the necessity to obtain additional approval of the OWNER under any other expenditure limitations as set forth elsewhere in this Agreement.

      3. THE OWNER AGREES:

      And does hereby give the MANAGER the following exclusive authority and powers (all of which shall be exercised in the name of MANAGER, as MANAGER for the OWNER) and the OWNER agrees to assume all expenses in connection therewith:

      3.1 To advertise the Premises or any part thereof and to display signs thereon, as permitted by law; and to rent the same; to pay all expenses of leasing the Premises, including but not limited to, newspaper and other advertising, signage, banners, brochures, referral commissions, leasing commissions, finder's fees and salaries, bonuses and other compensation of leasing personnel responsible for the leasing of the Premises; to cause references of prospective tenants to be investigated, it being understood and agreed by the parties hereto that the MANAGER does not guarantee the credit worthiness or collectibility of accounts receivable from tenants, users or lessees; and to negotiate new leases and renewals and cancellations of existing leases which shall be subject to the MANAGER obtaining OWNER'S approval. The

MANAGER may collect from tenants all or any of the following: a late rent administrative charge, a non-negotiable check charge, credit report fee, a subleasing administrative charge and/or broker's commission and need not account for such charges and/or commission to the OWNER; to terminate tenancies and to sign and serve in the name of the OWNER of the Premises such notices as are deemed necessary by the MANAGER; to institute and prosecute actions to evict tenants and to recover possession of the Premises or portions thereof; with the OWNER'S authorization, to sue for in the name of the OWNER of the Premises and recover rent and other sums due; and to settle, compromise, and release such actions or suits, or reinstate such tenancies. All expenses of litigation including, but not limited to, attorneys' fees, filing fees, and court costs which MANAGER shall incur in connection with the collecting of rent and other sums, or to recover possession of the Premises or any portion thereof shall be deemed to be an operational expense of the Premises. MANAGER and OWNER shall concur on the selection of the attorney to handle such litigation.

      3.2 To hire, supervise, discharge, and pay all labor required for the operation and maintenance of the Premises including but not limited to on site personnel, managers, assistant managers, leasing consultants, engineers, janitors, maintenance supervisors and other employees required for the operation and maintenance of the Premises, including personnel spending a portion of their working hours (to be charged on a pro rata basis) at the Premises (all of whom shall be deemed employees of the Premises, not of the MANAGER). All expenses of such employment shall be deemed operational expenses of the Premises. To make or cause to be made all ordinary repairs and replacements necessary to preserve the Premises in its present condition and for the operating efficiency thereof and all alterations required to comply with lease requirements, and to do decorating on the Premises; to negotiate and enter into, as MANAGER of the OWNER of the Premises, contracts for all items on budgets that have been approved by OWNER, any emergency services or repairs for items not exceeding $5,000.00, appropriate service agreements and labor agreements for normal operation of the Premises, which have terms not to exceed three (3) years, and agreements for all budgeted maintenance, minor alterations, and utility services, including, but not limited to, electricity, gas, fuel, water, telephone, window washing, scavenger service, landscaping, snow removal, pest exterminating, decorating and legal services in connection with the leases and service agreements relating to the Premises, and other services or such of them as the MANAGER may consider appropriate; and to purchase supplies and pay all bills. MANAGER shall use its best efforts to obtain the foregoing services and utilities for the Premises at the most economical costs and terms available to MANAGER. The OWNER hereby appoints MANAGER as OWNER'S authorized MANAGER for the purpose of executing, as managing MANAGER for said OWNER, all such contracts. In addition, the OWNER agrees to specifically assume in writing all obligations under all such contracts so entered into by the MANAGER, on behalf of the OWNER of the Premises, upon the termination of this Agreement and the OWNER shall indemnify, protect, save, defend and hold the MANAGER and all of its shareholders, officers, directors, employees, MANAGERs, successors and assigns harmless from and against any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney's fees and expenses, of every kind and nature whatsoever, resulting from, arising out of or in any way related to such contracts and which relate to or concern matters occurring after termination of this Agreement, but excluding matters arising out of MANAGER's willful misconduct, gross negligence and/or unlawful acts. MANAGER shall secure the approval of, and execution of appropriate contracts by, the OWNER for any non-budgeted and non-emergency/ contingency capital items, alterations or other expenditures in excess of $5,000.00 for any one item, securing for each item at least three (3) written bids, if practicable, or providing evidence satisfactory to OWNER that the contract amount is lower than industry standard pricing, from responsible contractors. MANAGER shall have the right from time to time during the term hereof, to contract with and make purchases from subsidiaries and affiliates of the MANAGER, provided that contract rates and prices are competitive with other available sources. The MANAGER may at any time and from time to time request and receive the prior written authorization of the OWNER of the Premises of any one or more purchases or other expenditures, notwithstanding that the MANAGER may otherwise be authorized hereunder to make such purchases or expenditures.

      3.3 To collect rents and/or assessments and other items, including but not limited to tenant payments for real estate taxes, property liability and other insurance, damages and repairs, common area maintenance, tax reduction fees and all other tenant reimbursements, administrative charges, proceeds of rental interruption insurance, parking fees, income from coin operated machines and other miscellaneous income, due or to become due (all such items being referred to herein as "Gross Income") and give receipts therefore and to deposit all such Gross Income collected hereunder in the MANAGER'S custodial account which the MANAGER will open and maintain, in a state or national bank of the MANAGER'S choice and whose deposits are insured by the Federal Deposit Insurance Corporation, exclusively for the Premises and any other properties owned by OWNER (or any entity that is owned or controlled by the general partner of the OWNER) and managed by MANAGER. OWNER agrees that MANAGER shall be authorized to maintain a reasonable minimum balance (to be determined jointly from time to time) in such account. MANAGER may endorse any and all checks received in connection with the operation of the Premises and drawn to the order of the OWNER and the OWNER shall, upon request, furnish the MANAGER'S depository with an appropriate authorization for the MANAGER to make such endorsement.

      3.4 To pay all expenses of the Premises from the Gross Income collected in accordance with 3.3 above, from the MANAGER'S custodial account. It is understood that the Gross Income will be used first to pay the compensation to the MANAGER as contained in Paragraph 5 below, then operational expenses and then any mortgage indebtedness, including real estate tax and insurance impounds, but only as directed by the OWNER in writing and only if sufficient Gross Income is available for such payments.

      3.5 Nothing in this Agreement shall be interpreted in such a manner as to obligate the MANAGER to pay from Gross Income, any expenses incurred by OWNER prior to the commencement of this Agreement, except to the extent the OWNER advances additional funds to pay such expenses.

      3.6 To collect and handle tenants' security deposits, including the right to apply such security deposits to unpaid rent, and to comply, on behalf of the OWNER of the Premises, with applicable state or local laws concerning security deposits and interest thereon, if any.

      3.7 The MANAGER shall not be required to advance any monies for the care or management of the Premises, and the OWNER agrees to advance all monies necessary therefor. If the MANAGER shall elect to advance any money in connection with the Premises, the

OWNER agrees to reimburse the MANAGER forthwith and hereby authorizes the MANAGER to deduct such advances from any monies due the OWNER.

      3.8 In connection with any insured losses or damages, to handle all steps necessary regarding any such claim; provided that the MANAGER will not make any adjustments or settlements in excess of $10,000.00 without the OWNER'S prior written consent.

      3.9 Notwithstanding anything to the contrary contained in this Agreement, OWNER acknowledges and agrees that any or all of the duties of MANAGER as contained herein may be delegated by MANAGER and performed by a person or entity ("Submanager") with whom MANAGER contracts for the purpose of performing such duties. OWNER specifically grants MANAGER the authority to enter into such a contract with a Submanager; provided that OWNER shall have no liability or responsibility to any such Submanager for the payment of the Submanager's fee or for reimbursement to the Submanager of its expenses or to indemnify the Submanager in any manner for any matter; and provided further that MANAGER shall require such Submanager to agree, in the written agreement setting forth the duties and obligations of such Submanager, to indemnify the OWNER for all loss, damage or claims incurred by OWNER as a result of the willful misconduct, gross negligence and/or unlawful acts of the Submanager. OWNER further acknowledges and agrees that MANAGER may assign this Agreement and all of MANAGER's rights and obligations hereunder, to another management entity that is then managing other property for OWNER ("Successor Manager"). OWNER specifically grants MANAGER the authority to make such an assignment to a Successor Manager.

      4. THE OWNER FURTHER AGREES:

      4.1 To indemnify, defend, protect, save and hold the MANAGER and all of its shareholders, officers, directors, employees, agents, Submanagers, successors and assigns (collectively, "Indemnified Parties") harmless from any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney's fees and expenses, of every kind and nature whatsoever (collectively, "Losses") in connection with or in any way related to the Premises and from liability for damage to the Premises and injuries to or death of any person whomsoever, and damage to property; provided, however, that such indemnification shall not extend to any such Losses arising out of the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of MANAGER or any of the other Indemnified Parties. OWNER agrees to procure and carry at its own expense Public Liability Insurance, Fire and Extended Coverage Insurance, Burglary and Theft Insurance, Rental Interruption Insurance, Flood Insurance (if appropriate) and Boiler Insurance (if appropriate) naming the OWNER and the MANAGER as insureds and adequate to protect their interests and in form, substance, and amounts reasonably satisfactory to the MANAGER, and to furnish to the MANAGER certificates and policies evidencing the existence of such insurance. The premiums for all such insurance maintained by the OWNER shall be paid by either the OWNER directly or, provided sufficient Gross Income is available, by the MANAGER from such Gross Income. Unless the OWNER shall provide such insurance and furnish such certificate and policy within ten (l0) days from the date of this Agreement, the MANAGER may, in its sole discretion, but shall not be obligated to, place said insurance and charge the cost thereof to the account of the OWNER. All such insurance policies shall provide that the MANAGER shall receive thirty (30) days' written notice prior to cancellation of the policy. MANAGER shall not be liable for any error of judgment or for any mistake of fact or law, or for any thing which it may do or refrain from doing, except in cases of willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction).

      4.2 OWNER hereby warrants and represents to MANAGER that to the best of OWNER'S knowledge, neither the Premises, nor any part thereof, has previously been or is presently being used to treat, deposit, store, dispose of or place any hazardous substance, that may subject MANAGER to liability or claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Section 9607) or any constitutional provision, statute, ordinance, law, or regulation of any governmental body or of any order or ruling of any public authority or official thereof, having or claiming to have jurisdiction thereover. Furthermore, OWNER agrees to indemnify, protect, defend, save and hold the MANAGER and all of its shareholders, officers, directors, employees, agents, successors and assigns harmless from any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney's fees and expenses, of every kind and nature whatsoever, involving, concerning or in any way related to any past, current or future allegations regarding treatment, depositing, storage, disposal or placement by any party other than MANAGER of hazardous substances on the Premises.

      4.3 To give adequate advance written notice to the MANAGER if the OWNER desires that the MANAGER make payment, out of Gross Income, to the extent funds are available after the payment of the MANAGER'S compensation as contained in Paragraph 5 and all operational expenses, of mortgage indebtedness, general taxes, special assessments, or fire, boiler or any other insurance premiums. In no event shall the MANAGER be required to advance its own money in payment of any such indebtedness, taxes, assessments or premiums.

      5. THE OWNER AGREES TO PAY THE MANAGER, AS A MONTHLY MANAGEMENT FEE HEREUNDER, an amount no greater than four and one half percent (4 1/2%) of Gross Income for the month for which the payment is made, which shall be deducted monthly by the MANAGER and retained by the MANAGER from Gross Income prior to payment to OWNER of Net Proceeds. Such Management Fee shall be compensation for those services specified herein. Any services beyond those specified herein, such as sales brokerage, construction management, loan origination and servicing, property tax reduction and risk management services, shall be performed by MANAGER and compensated by OWNER only if the parties agree on the scope of such work and provided that the compensation to be paid therefor will not exceed 90% of that which would be paid to unrelated parties providing such services and provided further that all such compensation must be approved by a majority of the independent directors of OWNER. OWNER acknowledges and agrees that MANAGER may pay or assign all or any portion of its Management Fee to a Submanager as described in section 3.9 hereof.

      5.1 MANAGER shall retain all administrative charges actually collected from tenants in connection with annual common area maintenance reconciliations and tenant chargebacks for same.

      6. IT IS MUTUALLY AGREED THAT:

      6.l OWNER shall designate one (1) person to serve as OWNER'S Representative in all dealings with MANAGER hereunder. Whenever the notification and reporting to OWNER or the approval, consent or other action of OWNER is called for hereunder, any such notification and reporting if sent to or specified in writing to the OWNER'S Representative, and any such approval, consent or action if executed by OWNER'S Representative, shall be binding on OWNER. The OWNER'S Representative shall be:

         Name                               Address

----------------------------------  ---------------------------
Roberta S. Matlin                   2901 Butterfield Road
                                    Oak Brook, Illinois  60523

      The OWNER'S Representative may be changed at the discretion of the OWNER, at any time and from time to time, and shall be effective upon MANAGER'S receipt of written notice of the new OWNER'S Representative.

      6.2 The OWNER expressly withholds from the MANAGER any power or authority to make any structural changes in any building or to make any other major alterations or additions in or to any such building or equipment therein, or to incur any expense chargeable to the OWNER, other than expenses related to exercising the express powers above vested in the MANAGER without the prior written direction of the OWNER'S Representative, except such emergency repairs as may be required to ensure the safety of persons or property or which are immediately necessary for the preservation and safety of the Premises or the safety of the tenants and occupants thereof or are required to avoid the suspension of any necessary service to the Premises. The person identified above as the OWNER'S Representative (and any designated successor or successors to such OWNER'S Representative) shall be the OWNER'S exclusive representative for all purposes hereof, and the MANAGER shall have the absolute right to rely upon all decisions, approvals and directions of such person. Such representative shall have the right to designate a successor representative by written notice to the MANAGER.

      6.3 The MANAGER shall be responsible for notifying OWNER in the event it receives notice that any building on the Premises or any equipment therein does not comply with the requirements of any statute, ordinance, law or regulation of any governmental body or of any public authority or official thereof having or claiming to have jurisdiction thereover. MANAGER shall promptly forward to the OWNER any complaints, warnings, notices or summonses received by it relating to such matters. The OWNER represents that to the best of its knowledge the Premises and such equipment comply with all such requirements and authorizes the MANAGER to disclose the OWNER of the Premises to any such officials and agrees to indemnify, protect, defend, save and hold the MANAGER and the other Indemnified Parties harmless of and from any and all Losses which may be imposed on them or any of them by reason of the failure of OWNER to correct any present or future violation or alleged violation of any and all present or future laws, ordinances, statutes, or regulations of any public authority or official thereof, having or claiming to have jurisdiction thereover, of which it has actual notice.

      6.4 In the event it is alleged or charged that any building on the Premises or any equipment therein or any act or failure to act by the OWNER with respect to the Premises or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of any constitutional provision, statute, ordinance, law, or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and the MANAGER, in its sole and absolute discretion, considers that the action or position of the OWNER, with respect thereto may result in damage or liability to the MANAGER, the MANAGER shall have the right to cancel this Agreement at any time by written notice to the OWNER of its election so to do, which cancellation shall be effective upon the service of such notice. Such notice may be served personally or by registered mail, on or to the person named to receive the MANAGER'S monthly statement at the address designated for such person as provided in Paragraph 6.1 above, and if served by mail shall be deemed to have been served when deposited in the mails. Such cancellation shall not release the indemnities of the OWNER set forth in this Agreement, including, but not limited to, those set forth in Paragraphs 1, 3.2, 4.1, 4.2 and 6.3 above and shall not terminate any liability or obligation of the OWNER to the MANAGER for any payment, reimbursement, or other sum of money then due and payable to the MANAGER hereunder.

      6.5 All personnel expenses, including but not limited to, wages, salaries, insurance, fringe benefits, employment related taxes and other governmental charges, shall be charges incurred in connection with the Premises for purposes of Paragraph 3.4 hereof, to the extent such expenses are apportioned by the MANAGER to services rendered for the benefit of the Premises. The number and classification of employees serving the Premises shall be as determined by the MANAGER to be appropriate for the proper operation of the Premises; provided that the OWNER may request changes in the number and/or classifications of employees, and the MANAGER shall make such changes unless in its judgment the resulting level of operation and/or maintenance of the Premises will be inadequate. The MANAGER shall honor any collective bargaining contract covering employment at the Premises which is in effect upon the date of execution of this Agreement; provided that the MANAGER shall not assume or otherwise become a party to such contract for any purpose whatsoever and all personnel subject to such contract shall be considered the employees of the Premises and not the MANAGER.

      7. The OWNER shall pay or reimburse the MANAGER for any sums of money due it under this Agreement for services and advances prior to termination of this Agreement. All provisions of this Agreement that require the OWNER to have insured, or to protect, defend, save, hold and indemnify or to reimburse the MANAGER shall survive any expiration or termination of this Agreement and, if MANAGER is or becomes involved in any claim, proceeding or litigation by reason of having been the MANAGER of the OWNER, such provisions shall apply as if this Agreement were still in effect. The parties understand and agree that the MANAGER may withhold funds for sixty (60) days after the end of the month in which this Agreement is terminated to pay bills previously incurred but not yet invoiced and to close accounts. Should the funds withheld be insufficient to meet the obligation of the MANAGER to pay bills previously incurred, the OWNER will upon demand advance sufficient funds to the MANAGER to ensure fulfillment of MANAGER'S obligation to do so, within ten (10) days of receipt of notice and an itemization of such unpaid bills.

      8. Nothing contained herein shall be construed as creating any rights in third parties who are not the parties to this Agreement, nor shall anything contained herein be construed to impose any liability upon OWNER or MANAGER for the performance by the OWNER or MANAGER under any other agreement they have entered into or may in the future enter into, without the express written consent of the other having been obtained. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture between OWNER and MANAGER or to cause either party to be responsible in any way for the debts or obligations of the other or any other party (but nothing contained herein shall affect MANAGER'S responsibility to transmit payments for the account of OWNER as provided herein), it being the intention of the parties that the only relationship hereunder is that of MANAGER and principal.

      9. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement, its validity, performance and enforcement shall be construed in accordance with, and governed by, the laws of the State in which the Premises are located.

      10. This Agreement shall be binding upon the successors and assigns of the MANAGER and the heirs, administrators, executors, successors, and assignees of the OWNER. This Agreement contains the entire Agreement of the parties relating to the subject matter hereof, and there are no understandings, representations or undertakings by either party except as herein contained. This Agreement may be modified solely by a written agreement executed by both parties hereto.

      11. If any party hereto defaults under the terms or conditions of this Agreement, the defaulting party shall pay the non-defaulting party's court costs and attorney's fees incurred in the enforcement of any provision of this Agreement.

      12. The failure of either party to this Agreement to, in any one or more instances, insist upon the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any rights or privileges conferred in this Agreement, shall not be construed as thereafter waiving any such terms, covenants, conditions, rights or privileges, but the same shall continue in full force and effect as if no such forbearance or waiver had occurred.

      13. This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

      14. All notices given under this Agreement shall be sent by certified mail, return receipt requested, sent by facsimile transmission, or hand delivered at:

FOR OWNER:                                  FOR MANAGER:
Inland Southeast ______________, L.L.C.     Inland Southern Management LLC
ATTN: Roberta S. Matlin                     ATTN: Louis Quilici, President
2901 Butterfield Road                       2901 Butterfield Road
Oak Brook, Illinois  60523                  Oak Brook, Illinois 60523
Fax: #630/218-4935                          Fax: #630/218-4935

      IN WITNESS WHEREOF, the parties hereto have affixed or caused to be affixed their respective signatures this ______ day of __________, 2002.


MANAGER:                                OWNER:

INLAND SOUTHERN MANAGEMENT              INLAND SOUTHEAST ______________,
L.L.C.,
LLC, a Delaware limited liability       a ___________ limited liability company
company

                                        By:  INLAND RETAIL REAL ESTATE
                                             LIMITED PARTNERSHIP, an Illinois
By:                                          limited partnership, its sole
  --------------------------------           member
Its:                                         BY: INLAND RETAIL REAL ESTATE
   -------------------------------               TRUST, INC., its general
                                                 partner

                                                  By:
                                                     ---------------------------
                                                     Roberta S. Matlin

                                                  Its:
                                                      --------------------------


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